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CITICORP AND SUBSIDIARIES
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)

 EXCLUDING INTEREST ON DEPOSITS                                                            SIX MONTHS
                                                                                             ENDED
                                                                                            JUNE 30
                                     1993      1992       1991       1990    1989          1994     1993
                                    ------   -------    -------    -------  -------      -------   -----

FIXED CHARGES:
  INTEREST EXPENSE (OTHER THAN
  INTEREST ON DEPOSITS) (A)        6,324     5,826      5,973      9,414   11,482        4,052     2,979
  INTEREST FACTOR IN RENT EXPENSE    147       162        171        173      161           72        74
                                 -------   -------     -------    -------  -------      -------   ------
    TOTAL FIXED CHARGES            6,471     5,988      6,144      9,587   11,643        4,124     3,053

INCOME:
  ADJUSTED NET INCOME(LOSS)        1,919(B)    722        (914)(C)   318(D)   498        1,486(E)    816(B)
  INCOME TAXES                       941       696         677       508    1,035          635       613
  FIXED CHARGES (A)                6,471     5,988       6,144     9,587   11,643        4,124     3,053
                                  -------   -------     -------  -------   -------      -------  -------
    TOTAL INCOME                   9,331     7,406       5,907    10,413   13,176        6,245     4,482
                                  =======   =======     =======  =======   =======      =======  =======

RATIO OF INCOME TO FIXED CHARGES
  EXCLUDING INTEREST ON DEPOSITS    1.44      1.24       0.96(F)    1.09     1.13         1.51      1.47
                                  =======   =======     =======   =======   =======      =======  =======


INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
  INTEREST EXPENSE                16,121    16,327      17,089    23,798   24,218        9,111    7,849
  INTEREST FACTOR IN RENT EXPENSE    147       162         171       173      161           72       74
                                  -------   -------     -------   -------  -------      -------  -------
    TOTAL FIXED CHARGES           16,268    16,489      17,260    23,971   24,379        9,183    7,923

INCOME:
  NET INCOME(LOSS)                 1,919(B)    722        (914)(C)   318(D)   498        1,486(E)  816(B)
  INCOME TAXES                       941       696         677       508    1,035           635     613
  FIXED CHARGES                   16,268    16,489      17,260    23,971   24,379         9,183   7,923
                                 -------   -------     -------   -------   -------       -------  -------
    TOTAL INCOME                  19,128    17,907      17,023    24,797   25,912        11,304    9,352
                                 =======   =======     =======   =======  =======        =======  =======
RATIO OF INCOME TO FIXED CHARGES
  INCLUDING INTEREST ON DEPOSITS    1.18      1.09        0.99(F)   1.03     1.06           1.23     1.18
                                 =======   =======     =======    =======  =======        =======  ======


(A) PRIOR YEARS HAVE BEEN RECLASSIFIED TO CONFORM TO CURRENT YEAR'S PRESENTATION.
(B) NET INCOME FOR THE SIX MONTHS ENDED JUNE 30, 1993 AND FULL YEAR 1993 EXCLUDE THE CUMULATIVE EFFECT OF
ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO.109, "ACCOUNTING FOR INCOME TAXES", OF $300 MILLION.
(C) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1991 EXCLUDES THE CUMULATIVE EFFECT OF ACCOUNTING CHANGE FOR
VENTURE CAPITAL INVESTMENTS OF $457 MILLION.
(D) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1990 EXCLUDES THE CUMULATIVE EFFECT OF ACCOUNTING CHANGE FOR
CERTAIN DERIVATIVE PRODUCTS OF $140 MILLION.
(E) NET INCOME FOR THE SIX MONTHS ENDED JUNE 30,1994 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF
FINANCIAL ACCOUNTING STANDARDS NO. 112, "EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT BENEFITS", OF $(56)
MILLION.
(F) EARNINGS FOR THE YEAR ENDED DECEMBER 31, 1991 WERE INADEQUATE TO COVER FIXED CHARGES BY THE AMOUNT OF
$237 MILLION.
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